EXHIBIT 1.2

Industry Canada	Industrie Canada

Certificate	Certificat
of Incorporation	de constitution

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

3521443 Canada Inc.	352144-3

Name of corporation-Dénomination de la société	Corporation number-Numéro de la societé

I hereby certify that the above-named	Je certifie que la société susmentionnée
Corporation, the articles of incorporation of	dont les statuts constitutifs sont joints, a
which are attached, was incorporated under	été constituée en société en vertu de la
the Canada Business Corporations Act.	Loi canadienne sur les sociétés par
actions.

“Signed”	August 14, 1998 / le 14 août 1998

Director- Directeur	Date of Incorporation - Date de constitution

CANADA BUSINESS CORPORATIONS ACT

FORM 1

ARTICLES OF INCORPORATION

(SECTION 6)

1.	NAME OF CORPORATION

3521443 Canada Inc.

2.	THE PLACE WITHIN CANADA WHERE THE REGISTERED OFFICE IS TO BE SITUATED

The Regional Municipality of Ottawa-Carleton

3.	THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE

An unlimited number of common shares with the rights, privileges and restrictions attached hereto as Schedule “A”.

4.	RESTRICTIONS IF ANY ON SHARE TRANSFERS

No share or shares in the capital of the Corporation shall be transferred without the consent of either (a) a majority of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors; or (b) the holders of at least 51% of the outstanding common shares of the Corporation expressed by a resolution passed at a meeting of such shareholders or by an instrument or instruments in writing signed by the holders of at least 51% of the outstanding common shares of the Corporation.

5.	NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS

Minimum 1 -Maximum 12

6.	RESTRICTIONS IF ANY ON BUSINESS THE CORPORATION MAY CARRY ON

There are no such restrictions on the business the Corporation may carry on or on the powers the Corporation may exercise.

7.	OTHER PROVISIONS IF ANY

Limitation on Number of Shareholders

The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment to be, shareholders of the Corporation, is limited to 50, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

8.

Incorporators

Name(s)	Address	Signature
Paul C. LaBarge	406 Wood Avenue, Ottawa, Ontario K1M 1J9	“signed”

FOR DEPARTMENTAL USE ONLY
CORPORATION NO.-	FILED -
352144-3		Aug 17, 1998

SCHEDULE “A”

Common Shares

The holders of the Common Shares shall be entitled:

a.	to vote at all meetings of shareholders of the Corporation except meetings at which only holders of a specified class of shares are entitled to vote;

b.	to receive, subject to the rights of the holders of any other classes of shares, any dividends declared by the Corporation; and

c.	to receive, subject to the rights of the holders of any other classes of shares, the remaining property of the Corporation on the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

CANADA	)	IN THE MATTER OF the Canada
PROVINCE OF ONTARIO	}	Business Corporations Act and
JUDICIAL DISTRICT OF	)	the articles of amalgamation
OTTAWA-CARLETON	}	of ADHEREX INC.

TO WIT:

I, John Brooks, of the City of Ottawa, in the Province of Ontario, MAKE OATH AND SAY THAT:

1.	1 am a director of Adherex Inc., (hereinafter called the “Amalgamating Corporation”) and as such have personal knowledge of the matters herein declared to.

2.	1 have conducted such examinations of the books and records of the Amalgamating Corporation and have made such enquiries and investigations as are necessary to enable me to make this declaration.

3.	I have satisfied myself that:

(a)	the Amalgamating Corporation is and the amalgamated corporation will be able to pay its liabilities as they become due;

(b)	the realizable value of the assets of the amalgamated corporation will not be less than the aggregate of its liabilities and stated capital of all classes; and

(c)	no creditor of the Amalgamating Corporation will be prejudiced by the amalgamation.

AND I MAKE this solemn declaration conscientiously believing the same to be true and knowing that it is of the same force and effect as if made under oath and by virtue of the Canada Evidence Act.

DECLARED before me at the	)
City of Ottawa, in the	)
Province of Ontario, this	) “signed”
30th day of	)
April, 2001.	)

“signed”
A Commissioner etc.

CANADA	)	IN THE MATTER OF the Canada
PROVINCE OF ONTARIO	)	Business Corporations Act and
JUDICIAL DISTRICT OF	)	the articles of amalgamation
OTTAWA-CARLETON	}	of ADHEREX TECHNOLOGIES INC.

TO WIT:

I, Robert Browne, of the City of Ottawa, in the Province of Ontario, MAKE OATH AND SAY THAT:

1.	I am the Chief Financial Officer of Adherex Technologies Inc. (hereinafter called the “:Amalgamating Corporation”) and as such have personal knowledge of the matters herein declared to.

2.	I have conducted such examinations of the books and records of the Amalgamating Corporation and have made such enquiries and investigations as are necessary to enable me to make this declaration.

3.	I have satisfied myself that:

(a)	the Amalgamating Corporation is and the amalgamated corporation will be able to pay its liabilities as they become due;

(b)	the realizable value of the assets of the amalgamated corporation will not be less than the aggregate of its liabilities and stated capital of all classes;

(c)	no creditor of the Amalgamating Corporation will be prejudiced by the amalgamation.

AND I MAKE this solemn declaration conscientiously believing the same to be true and knowing that it is of the same force and effect as if made under oath and by virtue of the Canada Evidence Act.

DECLARED before me at the	)
City of Ottawa, in the	)
Province of Ontario, this	) “signed”
30th day of	)
April, 2001.	)

“signed”

A Commissioner etc.